FOR IMMEDIATE RELEASE

Investor Contact
Enrique Mayor-Mora, Denny’s: 877-784-7167

Media Contact
Liz Brady, ICR: 646-277-1226

Denny’s Announces the Expiration of Tender Offer for its
10% Senior Notes due 2012

Spartanburg, SC – October 7, 2010 – Denny’s Corporation (NASDAQ: DENN) today announced that the tender offer (the “Tender Offer”) by Denny’s Holdings, a wholly owned subsidiary of Denny’s Corporation, for its 10% Senior Notes due 2012, guaranteed by Denny’s Corporation (the “Notes”) (CUSIP No. 24869QAB8) expired at 11:59 p.m., New York City time, on October 6, 2010 (the “Expiration Time”).  At the Expiration Time, an aggregate of $125,279,000 in principal amount of the Notes (71.59% of the original amount of the Notes) had been validly tendered and not validly withdrawn in the Tender Offer.  Of that amount, as of September 22, 2010, at 5:00 p.m. New York City time (the “Consent Date”), $125,266,000 in principal amount of the Notes had been validly tendered and not validly withdrawn.  On September 30, 2010, Denny’s Holdings paid $1,002.50 (the “Total Consideration”) for each $1,000 principal amount of the Notes validly tendered on or prior to the Consent Date, which included a consent payment of $10.00 per $1,000 principal amount of Notes, plus accrued and unpaid interest on the purchased Notes up to, but not including, September 30, 2010.  On October 7, 2010, Denny’s Holdings paid $992.50 for each $1,000 principal amount of the Notes tendered after the Consent Date but before the Expiration Time, plus accrued and unpaid interest on such purchased Notes up to, but not including, October 7, 2010.  After giving effect to the Notes purchased in the Tender Offer an aggregate of $49,721,000 principal amount of the Notes currently remain outstanding.

On October 1, 2010, Denny’s Holdings gave a notice of redemption pursuant to the Indenture dated as of October 5, 2004 (as amended by Supplemental Indenture dated as of September 22, 2010, the “Indenture”) among Denny’s Holdings, Denny’s Corporation and U.S. Bank National Association, as trustee, providing that it will redeem all of the aggregate principal amount of the Notes not purchased in the Tender Offer at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date.  The redemption date for such Notes is November 1, 2010.

This press release is neither an offer to purchase, nor a solicitation for acceptance of an offer to sell, the Notes.  Denny’s Holdings made the Tender Offer only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal.

BofA Merrill Lynch and Wells Fargo Securities acted as exclusive Dealer Managers and Solicitation Agents for the Tender Offer. Questions regarding the Tender Offer may be directed to BofA Merrill Lynch at 888-292-0070 (toll-free) and 646-855-3401 (collect) and Wells Fargo Securities at 866-309-6316 (toll-free) and 704-715-8341 (collect).

About Denny’s

Denny’s is one of America’s largest full-service family restaurant chains, currently operating 1,600 franchised, licensed, and Company-owned restaurants across the United States, Canada, Costa Rica, Mexico, Guam, Puerto Rico and New Zealand.  For further information on Denny’s, including news releases, links to SEC filings and other financial information, please visit the Denny’s investor relations website.

Forward Looking Statements

Denny’s Corporation (the “Company”) urges caution in considering its current trends and any outlook on earnings disclosed in this press release.  In addition, certain matters discussed may constitute forward-looking statements.  These forward-looking statements involve risks, uncertainties, and other factors that may cause the actual performance of the Company, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expects”, “anticipates”, “believes”, “intends”, “plans”, “hopes”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  the competitive pressures from within the restaurant industry; the level of success of the Company’s operating initiatives, advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; and other factors from time to time set forth in the Company’s Securities and Exchange Commission reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 30, 2009 (and in the Company’s subsequent quarterly reports on Form 10-Q).